Exhibit 99.2

New Residential Investment Corp. NYSE:NRZ

FQ3 2015 Earnings Call Transcripts

Tuesday, November 03, 2015

EXECUTIVES

Mandy Cheuk

Michael Nierenberg
Chief Executive Officer, President and Director

Nicola Santoro
Chief Financial Officer and Treasurer

ANALYSTS

Bose T. George
Keefe, Bruyette, & Woods, Inc., Research Division

Douglas Harter
Crédit Suisse AG, Research Division

Jason Price Weaver
Sterne Agee & Leach Inc., Research Division

Jason Scott Deleeuw
Piper Jaffray Companies, Research Division

Jeremy Edward Campbell
Barclays PLC, Research Division

Jessica Sara Levi-Ribner
FBR Capital Markets & Co., Research Division

Matthew Howlett
UBS Investment Bank, Research Division

Michael Robert Kaye
Citigroup Inc, Research Division

Operator

Good morning. My name is Candace, and I will be your conference operator today. At this time, I would like to welcome everyone to the 2015 earnings conference call. [Operator Instructions] Thank you. Mandy Cheuk, You may begin your conference.

Mandy Cheuk

Thank you, Candace, and good morning, everyone. I would like to welcome you today to New Residential's Third Quarter 2015 Earnings Call. Joining me here today are Michael Nierenberg, our CEO; Nick Santoro, our CFO; and Jonathan Brown, our CAO.

Throughout the call, we're going to reference the earnings supplement that was posted to the New Residential website this morning. If you have not already done so, I would suggest that you download it now.

Before I turn the call over to Michael, I would like to point out that certain statements made today will be forward-looking statements. These statements, by their nature, are uncertain and may differ materially from actual results. I encourage you to review the disclaimers in our press release and investor presentation regarding forward-looking statements and to review the risk factors contained in our annual and quarterly reports filed with the SEC.

And now I would like to turn the call over to Michael.

Michael Nierenberg
Chief Executive Officer, President and Director

Good morning, everybody. Thanks, Mandy. For the quarter, we had a very busy quarter, and our underlying business continues to produce terrific results. While both the equity and debt markets were extremely volatile in the quarter, our investments continue to perform well and -- despite the volatility that we've seen. Our business should do well in all interest rate environments, and we have a couple of slides in our presentation that should be helpful in how to think about that.

In the quarter, we were very active in our servicer advance business. We generated liquidity of approximately $300 million by paying off HSART notes and doing some new financings. On our call business, we continue to work on strategies to accelerate time lines to be able to call deals in a quicker fashion. We're working with our servicer partners as well as outside counsel to be able to do that.

Our Non-Agency portfolio grew by 25% during the quarter. And as far as earnings, we announced record core earnings, record dividends, and we'll continue to do all we can to create value for our shareholders. We believe our current investment portfolio will continue to deliver excellent results as we look forward.

I'll now refer to our supplement, which has been posted online. So we'll begin on Page 2.

I thought it would be helpful to start with a quick recap of who we are. We are an asset manager who deploys capital in 3 core strategies across the mortgage universe, which is a $10 trillion market. We are not an operating business.

Since our spin in 2013, we've generated a 20% total return life-to-date. Our dividends, we paid $593 million of dividends. Today, our current dividend yield is 15%. And while that's a lot higher, quite frankly, than where we'd like to be trading, we think there's lots of room for upside. Keep in mind in a more normalized market, we've seen companies such as HLSS trade at a dividend yield of 7%.

For the quarter, we had record core earnings of $113 million or $0.49 per diluted share. Our GAAP income was $55 million or $0.24 per diluted share. In the quarter, we increased our dividend to $0.46 or $106 million. And on a year-over-year basis, that's up 31%. So overall, I think our results have been terrific.

We had a good quarter. If you look back to Q4 of 2013, we've grown core earnings from $0.28 to where they are today is $0.49.

And now if you'll flip to Page 4. I want to point out why we think we're different than some of our peers in the marketplace. Quite frankly, you simply can't recreate our investment portfolio. We have critical mass in MSRs, servicer advances. And when you think about our MSRs, and there's a couple of good pages in the presentation which I'll take you through, we own legacy MSRs, which should realistically be pretty much agnostic in all interest rate environments. As you look at our liquidity, we have the ability to access up to $1 billion of liquidity. We have call rights on approximately $200 billion of the Non-Agency market, which is about 30% to 35% on the market. And as you can see by the right side of our slide, we continue to try to grow our dividends from Q4 '13 where we were at $0.35 to today we're at $0.46.

On Page 5, we believe that our -- that we are currently undervalued by the market, which is good. We cannot take that for granted as the overall market has truly been punished. And quite frankly, we are disappointed where our stock price is.

Currently, we're covered by 10 firms, all of whom have a buy rating or overweight or outperform rating on our stock price today.

On Page 6, I want to take you through the quarter and some of the things that we did. And again, a very, very active quarter, particularly in our servicer advance business.

We issued the first servicer advance deal in 18 months. The effect of that reduced interest rate risk lowered our cost of funds and lengthened the term of our financing. We paid off $2.5 billion of HSART notes, which were issued by HLSS, and those notes were paid off at par. By doing this, we increased our advance rate by 6% and created an additional $200 million of liquidity.

On October 14, there was a court ruling. And as expected, there was -- as the court ruled, there was no EOD under the HSART indenture. The trustee, who was holding $92 million of our money in escrow, released the money to us. So again, another positive liquidity event for the company.

During and subsequent to Q3, we purchased $300 million of servicer advance AAA debt with IRRs targeted in the mid-teens. We think the asset class is obviously a very good asset class for us and will continue to generate outsized returns in the marketplace. And if you look at the marketplace today on servicer advances, it's become a lot more active since we issued our first deal last month. For our own servicer advance financings, we expect to be in the market in the next 2 weeks with an advance deal as well of about $800 million.

In our call business, we called 7 Non-Agency deals in the third quarter totaling $216 million. And subsequent to Q3, we called another 14 deals in the amount of $360 million. We expect to be in the market early next week with a $500 million securitization. We -- again, we have a good slide in our presentation which will illustrate the economics and how to think about that deal.

In Excess MSRs, we funded $19 billion of previously committed MSRs that we announced last quarter. As we think about our Excess MSR business and from a licensing perspective, we're currently working on getting licensed to be an owner of MSRs in all 50 states. Today, we're licensed in 30 states, and we chose this route as we feel it's a much more prudent route relative to going out and buying a mortgage company as we think we should be able to be licensed in all 50 states by the end of -- hopefully by the end of the first quarter of 2016.

As you flip to Page 7, take a look at New Residential today. Again, we have critical mass in our 3 core investment areas: Excess MSRs' $1.6 billion market value; servicer advances of $666 million of market value, and you could see in the quarter we -- despite certain servicer advances paying down, we continue to increase our investment in that sector; on the residential securities and call rights, we grew our portfolio approximately 25%, so now capital deployed there is $434 million as of the end of Q3. Again, that's very consistent with our desire to try to continue with our call rights strategy and, to the extent that we can accelerate time lines, continue to do so.

On opportunistic investments, that's really our consumer loan portfolio as well as some loans that we continue to acquire as a result of our call strategy.

And cash at the end of the quarter was $348 million, and I'll talk to that a little bit later.

On Page 8 and 9, this talks a little bit about our Excess MSR portfolio. I think the story here is a great one. When you think about our Excess MSRs, they are not new production MSRs. So what does that mean? What it means is that you're going to have much more stable prepayments. You'll have less volatility as the MSRs are backed by borrowers who have been in their homes for approximately 10 years, they've seen the low-end rates, they have lower credit scores and higher LTVs.

We have stayed very true to our investment thesis and stayed away from newer production MSRs. As the volatility on a quarterly basis with -- as rates rally, could be a little bit much.

If you flip to Page 9, I want to highlight a couple of things why we're different again on the Excess MSR portfolio.

Our net speeds are 38% slower than the industry when incorporating recapture. And again, that's coupon to coupon. 100% of our MSRs have recapture provisions whether they're serviced by Nationstar Mortgage or by Ocwen. If you look to the bottom left part of our page, our average loan size is about $157,000 versus industry loan size of $198,000, our lower FICO score of 660 versus 731 and our higher LTV of 87% versus 79%. All of that means is we're going to have much more stable cash flows as you think about our business, whether rates are higher or whether rates are lower.

On Page 10, I want to talk a minute about our servicer advance business. Currently, our servicer advance portfolio totals $7.6 billion. The advances are funded with $7.1 billion of debt for 91% advance rate and a 2.3% cost of funds. Our life-to-date investment on the portfolio has been 30%.

As you look to the right side of the page, you could see that we had a very active quarter in the business. Again, we issued a $1.5 billion servicer advance securitization, the first 1 in 18 months. On that deal, we increased our advance rates from 87% to 93%. We lowered our cost of funds from 3.1% to 2.8%, and we extended the maturity of our borrowings for up to 3 years. We also paid off, as I mentioned earlier, $2.5 billion of term notes. The reason that we were able to do this is Ocwen's master servicer rating triggered an HSART Event of Default, which made us, again, pay off the $2.5 billion of term notes.

If you'll recall back to the -- to April when we acquired HLSS, we took out extra financing just to prepare in the event that there were any additional downgrades. And we had an extra capacity of approximately $4 billion, and we used $2.5 billion to pay for this debt. The effect again of paying up the $2.5 billion of term notes created $200 million of additional liquidity.

On Page 11, I want to talk a little bit about this deal or call rights. And if you take a look, what I want to do is walk you through for a second. This is a live deal. Again, we expect to be in the market with this deal next week. And the way that this deal works is then I'll start with bullet point 2 -- or I'll start with bullet point 1.

We're able to call a deal when the current balance is equal to 10% or lower of the original balance of the mortgage pool that was issued. We purchased -- in this case, we purchased $15 million bonds of Non-Agency securities at $0.66 on a dollar for a discount of approximately $10 million to par. We then announced that we're going to call the deal, so we pay $565 million, which is part -- which is $1.00 on a dollar versus the UPB of the mortgage loans, which is $565 million. And then you have additional expenses. What are those additional expenses? You have advanced balances or advances that you have to pay off. In this case it's approximately $8 million. We have partner payments to both Ocwen and Nationstar. So each time we call a deal and we do pay Ocwen and Nationstar a fee to call those deals. And then we have expenses, which could be legal and rating agency expenses. So all in, that's $580 million.

When you look, the accretion of the bonds that we purchased at $0.66 will then get paid off at par. So that's $15 million of -- the difference between $0.66 and par. We then turn around and we do a securitization in the marketplace. So we'll take the pool of mortgage loans. We'll work with the rating agencies and our underwriters, and we'll create a capital structure where we'll issue AAAs down to non-rated securities. And the effect of that will generate proceeds of approximately $545 million. And then the delinquent loans that we acquire as a result of our call rights, we'll keep on our balance sheet and we'll work to either modify the loans or liquidate the loans over time.

The total profit in this transaction is expected to be something between $10 million and $15 million.

So I thought this would be a good way to walk you through and illustrate how the call rights work and how they -- how this deal hopefully will look in the marketplace as we go forward. Again, there's no guarantees on the execution of this, but this is what we expect as we come to market over the course of the next week or so.

On Page 12, one of the questions we get pretty frequently is how to think about our Non-Agency pipeline. So what we thought we would do is we've put a couple of bullets, and really what are the drivers to enable us to accelerate our deal pipeline.

So looking to the bottom part, again we -- today, we own approximately -- we own call rights on approximately $200-plus billion of outstanding Non-Agency mortgages. We believe over time, all of these deals will be called, and the projected balance of the loans at the time of call will be something around $100 billion dollars.

To the right, you could see the factors which drive the callability of these deals: delinquencies, servicer advances, the loan-to-value on the underlying mortgage loans and the bonds that we could acquire at discounts in the marketplace.

So we gave a couple of illustrations as far as what would help accelerate the pipeline. For example, if delinquencies declined by 10%, we think that we should be able to call another additional $3 billion to $5 billion of deals. If servicer advances drop by an additional 2%, we think the effect of that will be to call an extra $1 billion to $2 billion in deals. If the loan-to-value on the underlying loans goes up by 1 point, we think we should be able to call $1 billion to $2 billion deal -- $1 billion to $2 billion in deals. And then the more bonds we acquire at discount, the more deals we should be able to call.

Again, all of these numbers are approximate, but we want to get you grounded and try to give you a sense in so far as how we think about the callability of these pipelines.

And you could see by the -- at the left side of the page, currently $31 billion are callable. We're doing a $500 million deal next week. We expect to do another deal hopefully in the month of December depending upon market conditions and timing. But overall, we continue to work -- as I pointed out earlier in our presentation, we continue to work with our servicers as well as outside counsel to figure out a way to try to clean up the legacy mortgage market.

Keep in mind most of these loans that are in these pipelines were issued anywhere from 2003 to 2007. So a lot of these loans are up to 10-plus year seasons.

Now if you'll flip to Page 13. This goes back to some comments I made earlier about our desire to become a fully licensed or to have licenses in all 50 states. And effectively, what this would do is it would give us the ability to own MSRs; continue to work with our servicing partners; to the extent that we wanted to diversify, we could do that as well. So overall, we think by the end of -- hopefully, by the end of Q1, we should be licensed in almost all 50 states. And again, there's no guarantees on that. We're currently licensed in 30 states. We still need to work with our -- with the agencies to get approvals with Fannie, Freddie and Ginnie, which we hope to be able to do that over the course of the next kind of 3 to 6 months. But we think it's a good -- it's -- we think it's prudent and will give us a little bit more flexibility in our business.

On Page 14, I mentioned earlier how we think about our business and why we try to be as agnostic as we can to movements in interest rates. And just to take you through a few bullets here, on interest rates, Excess MSRs are one of the few fixed income interests -- a few fixed income assets that should increase in value as interest rates rise. The underlying mortgages are less likely to be refinanced as interest rates rise, thus extending the life of the servicing fee stream. Should interest rates fall, we have recapture provisions with Ocwen and Nationstar, which will help mitigate any increase in any voluntary prepayments.

On servicer advances, we have agreements with our servicing partners to protect us in the event that interest rates or -- interest rates increase on our servicer advances. To the extent that rates drop, our financing costs should decline. So again, that's -- that would be a benefit. And then on the Non-Agency securities, almost all of our securities are floating rates. So should rates rise, we'll get higher coupon, and, theoretically, that will minimize the impact of a rise in interest rates. And then should interest rates drop, the value of our call rights should increase.

So as we look to Page 15 and think about 2015 and looking ahead, the year has been a really good one for us despite where our current stock price is. We've reached record core earnings of $0.49 a share in 2015. Rolling back to April, we acquired HLSS for $1.4 billion. We increased our dividend in both 2Q '15 and 3Q '15. We've achieved significant growth across all 3 core segments. We've deployed over $2 billion for new investments in the year.

And as we look forward, a couple of things that we're working on. I mentioned the MSR licensing. We're currently working on our applications to become a member of the Home Loan Bank system. The effect of that will give us more liquidity, should lower our cost of financing in certain segments of our business. And overall, we think it's prudent again to always have the maximum amount of liquidity as possible.

Pipelines still remain robust. As we look forward, the Excess MSR pipeline is pretty robust. I would tell you it's not as interesting, quite frankly, today on the new production stuff. We do think there's going to be more legacy stuff that'll come out of the large money center banks. And I'm sure I'll get a couple of questions on that. On servicer advances, we continue to deploy more capital there. We love that asset. It generates returns in mid-teens and upwards of 20s. And then on the Non-Agency business, we continue to put in more capital on the Non-Agency business.

And then behind that is our portfolio update, which I'm not going to go through at this point.
And with that, I'll turn it over to the operator for any questions.

Question and Answer

Operator

[Operator Instructions] Your first question comes from Bose George from KBW.

Bose T. George
Keefe, Bruyette, & Woods, Inc., Research Division

And so just first on the MSR, the servicing licenses that you're getting, when you think about once that's done, can you just sort of characterize the potential opportunities away from Nationstar and Ocwen? And could that become a pretty meaningful part of your business?

Michael Nierenberg
Chief Executive Officer, President and Director

Yes, I think it's less about moving any business from Ocwen and Nationstar, quite frankly. It's more just to give us flexibility. In the event, for example, that Nationstar and/or Ocwen could be in the middle of a servicing acquisition, where they're boarding new loans, and one of the money center banks, for example, comes to market and says, I want to sell X billions of dollars of servicing, we need to have the flexibility to be able to participate in a transaction like that. So it's not, again, to move stuff away, but it's just to be able to give us more flexibility in our business.

Bose T. George
Keefe, Bruyette, & Woods, Inc., Research Division

Yes, and I understand. But in terms of is it -- can we sort of see a scenario down the road where there is a meaningful amount of servicing from some other sources as well that you guys end up funding?

Michael Nierenberg
Chief Executive Officer, President and Director

Yes. I mean, Bose, if you think about it, we've had our partner, Nationstar, which we've continued to work on pools of MSRs. So for example, if Nationstar did not want to participate on an MSR transaction or we did not, for that could go the other way, if Nationstar did not and we wanted to, we could then acquire the MSR and have it sub-serviced at Ocwen, Nationstar or any other servicer. So that's the way that we're thinking about it. It's not to get in the operating business, it's just to give us a little bit more flexibility around our business.

Bose T. George
Keefe, Bruyette, & Woods, Inc., Research Division

Okay, that makes sense. And then just one question on the GAAP versus core reconciliation. The non-capitalized transaction-related expenses, what are those driven by?

Michael Nierenberg
Chief Executive Officer, President and Director

I'll turn that over to Nick.

Nicola Santoro
Chief Financial Officer and Treasurer

Sure. One of the items that we had during the quarter was a $9 million expense we incurred related to the HSART term notes. So that's the largest item in the quarter. So we don't...

Operator

Your next question comes from the line of Doug Harter from Credit Suisse.

Douglas Harter
Crédit Suisse AG, Research Division

So Mike, I might just wanted to confirm that the $500 million on the call rights, that's in addition to the $360 million you did in October fiscal ops?

Michael Nierenberg
Chief Executive Officer, President and Director

No, the -- what happened is we called the loans in September. We called $200 million or 7 deals in September. We called an additional $360 million in October. We haven't issued that securitization yet, and we're going to do that over the course...

Douglas Harter
Crédit Suisse AG, Research Division

[Indiscernible] or on the call? I just want to kind of understand the economics.

Michael Nierenberg
Chief Executive Officer, President and Director

You'll realize the economics when you do the securitization. Obviously, if you keep the loans on your balance sheet, you'll realize interest income. But the so-called arbitrage, the difference between your par pricing and your securitization, will occur when you price the deal and execute the securitization.

Douglas Harter
Crédit Suisse AG, Research Division

Got it. So okay. So that should show up in the fourth quarter then?

Michael Nierenberg
Chief Executive Officer, President and Director

Correct.

Douglas Harter
Crédit Suisse AG, Research Division

And you said you were hopeful to do another securitization in December or another collapse in -- I'm sorry, in December?

Michael Nierenberg
Chief Executive Officer, President and Director

Both. We -- we're hopeful that we're going to call another pool of loans and then issue another securitization in December.

Douglas Harter
Crédit Suisse AG, Research Division

Got it. And then obviously, it's market dependent based on those factors you laid out in the slide. But I guess as you look out into the early part of 2016, how do you see the pacing of both collapses and securitizations?

Michael Nierenberg
Chief Executive Officer, President and Director

I think we are doing everything we can to accelerate time lines on the securitizations and call rights. I mentioned earlier in my comments we've engaged outside counsel, we're working with bondholders, we're working with servicers. The feeling is, if we could clean up the legacy mortgage market, of which we own a significant amount of calls related to that business, it should bear great fruit, quite frankly, for our company and our shareholders. It's also very good, quite frankly, for the servicers. And servicing delinquent loans is not a profitable business, as we know. And it would be very good for bondholders, and we are bondholders, as the discount to par would get accelerated. So we think it would be a win for the entire market, and that's something that we're working very aggressively on. Now there's no guarantees that we're going to be able to do certain things, but we're doing all we can to do so.

Operator

And your next question comes from the line of Jessica Levi-Ribner from FBR Capital.

Jessica Sara Levi-Ribner
FBR Capital Markets & Co., Research Division

Just kind of one question around the acquisition pipeline. Does it change significantly because you're getting the MSR licenses? Or are you kind of still looking at the same PLS deals? And how can we think about that on the MSR side?

Michael Nierenberg
Chief Executive Officer, President and Director

I don't want anybody to really overthink the licensing thing. It's something that we've been talking about, I think, quarter after quarter. I've discussed on previous calls whether or not we're going to acquire a mortgage company so we have a little bit more flexibility. So the licensing is, again, not to get in the operating business because to the extent that we acquired a pool of MSRs, we would likely go to our servicing partners to have them serviced to the extent that they weren't in the middle of a transfer and they would get approved by the various regulatory bodies. So the licensing thing just gives us a little bit more flexibility. Again, if Nationstar did not want to participate or another partner did not want to participate in the acquisition of an MSR, we just have a little bit more flexibility. The pipelines are still the same. The legacy $75 billion that we've spoken about on previous calls is still out there, it's still -- they're still, quite frankly, working through the legal side of the bank. And we're hopeful that will come to fruition at some point. It's obviously a lot slower than we thought. On future acquisitions, we're not -- we're likely not going to embark on an aggressive program to acquire new production MSRs as we don't think -- one is it's very hard to recapture those borrowers; and two, it's just not consistent with our investment strategy; and three is, we have $1.6 billion of capital already deployed in the MSR business. While saying that, the banks are going to continue to come, I think, with a lot of Ginnie Mae product. So we should be able to acquire more Ginnie Mae product if it comes at the right level. So pipelines are still robust. We'll still continue to focus on legacy stuff. The pipelines are Non-Agency legacy MSRs or -- you're getting towards the -- you're in the eighth inning of being able to acquire the legacy Non-Agency stuff, but it's still out there and we'll continue to do what we can to acquire them. So I don't think anything has really changed, and the licensing just gives us a little bit more flexibility to do what potentially we'll need to do.

Jessica Sara Levi-Ribner
FBR Capital Markets & Co., Research Division

And a just kind of follow-up to that. Do you have any appetite for acquiring whole loans, either reperformers or in the early stages of, let's say, that step-ups or anything like that?

Michael Nierenberg
Chief Executive Officer, President and Director

Yes. I think, I mean, yesterday Fannie Mae auctioned off a pool of $1.3 billion of loans. There's a bank that's selling, I think $800 million of loans tomorrow. We're taking a very hard look at that and the return. If you go back a few quarters, our success in the loan business was pretty significant. I think we generated north of the 30% IRR on our loan business, and then we sold some of those loans to help with the proceeds for the HLSS acquisition. So it's something that we're looking hard at. If the returns are there, I think we'll -- we potentially will deploy some capital in the loan business to generate returns for our shareholders.

Operator

Your next question comes from the line of Jeremy Campbell from Barclays.

Jeremy Edward Campbell
Barclays PLC, Research Division

I just wanted to follow up on the last question. So if you guys think you're in the eighth inning of acquiring Non-Agency MSRs, what is the really the strategy going forward? And how long is this really going to be part of the core thesis for NRZ?

Michael Nierenberg
Chief Executive Officer, President and Director

Well, we have a $1.6 billion-ish of capital deployed in MSRs. The Ginnie Mae business, you'll see plenty of MSRs continuing to come out of the banks as it relates more probably on the Ginnie side. On the Non-Agency legacy side, again we own north of $200 billion of MSRs linked to the Non-Agency business. The outstanding Non-Agency legacy market is probably about $650 billion today. If you want a pretty significant amount of that, there'll still be stuff that will come out. The other thing I want -- you should really think about is, we have this -- we have recapture provisions. 100% of our MSRs have recapture provisions with our 2 servicers, Nationstar and Ocwen. So to the extent -- particularly on the legacy stuff that somebody does go to refi, we have the ability to recapture that. Recapture rates currently on the agency business are 30% to 35% on the conventional side and 20% to 25% of the Ginnie side. On the Non-Agency side, they just don't prepay that frequently because the LTVs are typically higher, the FICO scores are lower, but the recapture rates now have been creeping up as well. So it's a very, very sustainable business. We think this cash flow stream will be out there for many, many years. So it is still a core part of our business.

Jeremy Edward Campbell
Barclays PLC, Research Division

And if Nationstar and Ocwen continue to grow as lenders like they continue to posit to the market, why shy away from new production? If they as grow as lenders, your inherent recapture rate on new production should theoretically be higher, correct?

Michael Nierenberg
Chief Executive Officer, President and Director

Newer production loans, typically the borrowers have a lot more optionality than a legacy borrower with a low FICO and a high LTV. So recapturing that borrower is a -- the new production borrower is a much more difficult task than on the legacy side. And also, if you look at bank earnings for the quarter, there was a lot of P&L volatility around bank earnings as it relates to new production MSRs and that MSR stream. So it's much more linked to interest rates. And as I pointed out earlier in our presentation, we try to be as agnostic or as market neutral as we possibly can.

Jeremy Edward Campbell
Barclays PLC, Research Division

And as we think ahead here, you had some bleed-off in your book value from MSRs and advances coming down. What's your outlook on being able to acquire MSRs or advances going forward to at least maintain kind of book value stability as we look ahead?

Michael Nierenberg
Chief Executive Officer, President and Director

I think it's pretty significant. We deployed more capital in the quarter in servicer advances. We're going -- for example, Ocwen is in the market now with a servicer advance deal rated AAA debt. We're taking a hard look at that. So we think we're going to be able to deploy more capital in servicer advances. MSRs, again, is a core part of our business. We're not going to buy -- I think our shareholders, hopefully, will reward us for not spending every dollar the second it sits in our pocket, quite frankly. So we're going to be very strategic on how we deploy capital in MSRs. We do have interest rates of -- it was a very volatile quarter for rates. If you look back to where we ended Q3 versus where we are now, the 10-year note is back to kind of 2 18%. So we just want to make should that we're careful not to deploy capital too quickly on asset classes that are going to go down a lot in value. And we -- so.

Jeremy Edward Campbell
Barclays PLC, Research Division

And then just finally. Is there any appetite between you or Nationstar as far as acquiring MSRs off their balance sheet once you get full license share?

Michael Nierenberg
Chief Executive Officer, President and Director

Again, MSRs are a core part of our business. There's always that appetite to acquire more MSRs.

Operator

You're next question comes from the line of Jason Deleeuw from Piper Jaffray.

Jason Scott Deleeuw
Piper Jaffray Companies, Research Division

A question on the call rights and the securitization. I just want to understand the cash flows from a securitization. Is there -- so the upfront gain, I guess it would be, would that be a net cash -- net positive from a cash flow standpoint? And then is there going to be an ongoing cash stream from owning the NPLs on a securitization. Is that the right way to think about it?

Michael Nierenberg
Chief Executive Officer, President and Director

It is. It's yes, and yes, Jason. So you'll have a net gain on your call strategy, and then you'll have you NPLs in your -- as we liquidate or modify those loans, those will flow through our income statement and be accretive to earnings.

Jason Scott Deleeuw
Piper Jaffray Companies, Research Division

So from a dividend standpoint, in terms of the cash that's going to be generated, would there be like a special dividend if the gain -- if the cash gain is big enough on the securitization? And then can we think about the ongoing NPL investments as kind of being supportive of a run rate go-forward dividend?

Michael Nierenberg
Chief Executive Officer, President and Director

We did if you go back, I guess, about 1 or 1.5 years ago, we did have a special dividend. Quite frankly, I'm not sure that we got rewarded for it. So I think likely, our strategy would be to continue to grow our earnings and grow our dividends, not just our special dividends. And that's kind of the way that we're thinking about it rather than just pay out a special.

Jason Scott Deleeuw
Piper Jaffray Companies, Research Division

Got it. And in terms of the size of the cash flows from a call rights securitization, what would be the bigger -- and just directionally -- what would be the bigger cash flow? Is it the gain on a securitization or is it kind of the ongoing stream?

Michael Nierenberg
Chief Executive Officer, President and Director

I think it depends on the size of the deal. It depends on how many NPLs you're keeping. And it depends, quite frankly, on the profitability of the securitization. Whether you're making 1 point, 3 points or whatever that number ends up being, I think it all depends on those factors. So again, it's the size of your loans that you're taking back, the size of the deal. And again, the discount you have on the underlying bonds.

Jason Scott Deleeuw
Piper Jaffray Companies, Research Division

Got it. And then on the Ginnie Mae legacy MSRs, I believe the return profile on those are a little bit less than what you guys kind of have right now for your MSRs. But you're still underlevered and you could still put capital to work. So can we think of -- as investors, can we think about -- like, when you're adding future Ginnie Mae legacy MSRs, can that be dividend accretive, dividend per share accretive over time? Is that the right way to think about that?

Michael Nierenberg
Chief Executive Officer, President and Director

Yes. No, absolutely. If you look at the Ginnie business, when Ginnie Mae lowered the mortgage insurance premiums, you saw speeds pick up pretty dramatically on the Ginnie Mae cohort. The good news for us, is, we are very light in the Ginnie Mae investment. So even on some of the legacy stuff, you saw some fast speeds going back to Q2. We're starting to see speeds come off on all parts of MSRs. Again, you're in a little bit of a higher rate environment today, not necessarily throughout the entire quarter. But you're also coming into a time when seasonals are going to come into play. So we think speeds will continue to drop. A good chunk of our Ginnie Mae MSRs we acquired in -- we bought $20 billion, for example, in May and those boarded in May. So overall, we intended to -- we haven't had a lot of Ginnie Mae exposure. I do know that the banks will continue to sell more Ginnie Mae product. If the numbers work, Jason, we'll continue to deploy more capital there, is the way to think about it.

Jason Scott Deleeuw
Piper Jaffray Companies, Research Division

Got it. And then on The Federal Home Loan Bank membership, can you help us understand what assets you can fund with the FHLB financing? And just what size can you get and kind of cost of funds savings do you think you can get with that funding?

Michael Nierenberg
Chief Executive Officer, President and Director

The way it works here is we're currently setting up a captive insurance business in Tennessee. From there, you work with the Home Loan Bank, and we're working with our Home Loan Bank in Cincinnati that we went to see a number of months ago. Typically, they'll finance the agency stuff. We're working with them on they'll finance the agencies, they'll finance loans. And once we are a member, we'll work with them, quite frankly, in every part of our business. Because again, we are one of the largest providers of capital to the servicing industry, and I think it's -- it would be a great thing, for example, if we could finance advances there. I don't know that we can, but it's just -- we'll work with them on every asset class that we're involved in.

Jason Scott Deleeuw
Piper Jaffray Companies, Research Division

And then the last question is on the litigation, the escrow release. So is this HSART litigation, does -- with the release of the escrow, is that litigation now, is that done now? Or is there still something left for there -- left there?

Michael Nierenberg
Chief Executive Officer, President and Director

Now it's done. It's over. So we're happy with the result. We're happy to get our money back. It was a very good liquidity event for us. I think it cleaned up a lot of noise in the market, and we look forward to deploying that capital in a meaningful way.

Operator

[Operator Instructions] Your next question comes from the line of Michael Kaye from Citigroup.

Michael Robert Kaye
Citigroup Inc, Research Division

Given some of the volatility in the capital markets, can you talk about how that impacts the 2 to 3 points you typically quote on the call right net gains? Was the volatility kind of making things better or worse?

Michael Nierenberg
Chief Executive Officer, President and Director

Obviously, if spreads widen or assets could become cheaper, you won't make as much money. I think in our deal that we're coming to market with over the course of the next week, it's currently sized based on what we believe are current market conditions. And the economics are hopefully reflective of where we think we're going to be able to execute in the marketplace. So we feel pretty good about where we are. You can think about it 2 ways, right? We're issuing a $500 million securitization now, hopefully another one in December. The flip side of that is we have plenty of capital to deploy. And should assets get much cheaper, we'll be able to deploy capital in these same asset classes in a way that becomes very accretive for our business. So I think it's -- there's 2 ways to think about it, but the current deal that we're in the marketplace with or will be in the marketplace with over the course of the next week is being -- the economics are sized based on the way that we anticipate the execution will occur.

Michael Robert Kaye
Citigroup Inc, Research Division

Great. And I think, let's say, I'm just looking ahead on the drag from the cash balances this quarter. Sometimes you give a impact per share how much that hurt. I know you had a bunch of stuff that closed so far in Q4. What do you think about it?

Michael Nierenberg
Chief Executive Officer, President and Director

Yes, I -- just a quick walk. As of 9/30, I think our cash balances was -- were about $350 million. If you take a step back, we have a dividend payment of $106 million. So we always want to make sure we have enough money to pay you, our shareholders. Then we also had fundings of previously committed MSRs of about $120 million. So while there is a cash drag, we need to have cash in our balance sheet to kind of pay for things. One of the things that I think the team has done a great job in doing is clearly, we have a lot of capital deployed in the servicer advance business. So one of the things that we've done over the course of the past month is worked with our lenders to be able to pay down servicer advances and redraw that capital within a 48-hour period of time. So the effect of that, you'll see, on a go-forward basis is if we don't find an investment that we believe we want to deploy capital in, at that time we'll be able to pay down some of our servicer advance debt, which will reduce our interest costs. But in the same token, should we want to get that capital back, we can do that with 48 hours' notice. So it's -- that's a, I think, a terrific cash management tool for our company.

Michael Robert Kaye
Citigroup Inc, Research Division

Great. And I think, let's say, you did $0.49 [indiscernible] on the dividends, $0.46, and you have a bunch of stuff going on in Q4, anything you could say in terms of the outlook for the dividend from here and into next year?

Michael Nierenberg
Chief Executive Officer, President and Director

The answer is no. I'd like to -- everybody always wants forward guidance. We can't give forward guidance. The one thing I could tell you on behalf of me and our team is we're doing everything we can to execute. In our core business, we think our underlying results have been terrific. Our stock price does not reflect that. I think a lot of that has to do with the current environment in the marketplace. Not only us but a lot of our peers, I think, are trading at very attractive values, quite frankly. But going forward, we'll continue to do the same thing: have a good quality earnings, which will hopefully lead to higher dividends for our shareholders.

Operator

Your next question comes from the line of Matthew Howlett from UBS.

Matthew Howlett
UBS Investment Bank, Research Division

Just getting back to the excess capital position. What do you define -- what can we define as excess capital of NRZ? And I say that because you have that $75 billion JPMorgan deal out there, and I think there's a perception out there that the company is always willing to raise equity, it's above or partly above most of your peers are, to drive additional acquisitions for your pipeline.

Michael Nierenberg
Chief Executive Officer, President and Director

Here's what I would tell you on liquidity. We have the ability, we believe, to draw an approximately $1 billion. I don't anticipate and I don't think anybody here anticipates us raising equity anytime soon. And there's no reason, quite frankly, to raise any equity. So I think we were very clear on our last earnings call we have no desire to raise equity for the company. I think when you think about us here, quite frankly I have a lot of my own personal net worth invested in this company, and I think all of our interests align, whether it be myself or anybody here at Fortress, to see our stock price do better. There's no desire to raise equity. We don't need any equity. And I think anything we'll do in the market, we'll try to do off our own balance sheet. So I wanted to spell that notion about us getting out there to raise equity. We haven't -- we're not raising equity. I mean, it's just -- I want -- I can't be any clearer on that. We were clear last quarter, and I'm going to be clear now. We have plenty of capital, plenty of liquidity, plenty of ability to draw on liquidity. So we feel like we're in a great place.

Matthew Howlett
UBS Investment Bank, Research Division

No, I appreciate that. That's helpful because certainly, there is a perception out there, whether it's from your predecessors or from the mortgage REITs just in relation to doing equity. But maybe help me understand. When I look at your cash flows, over half of your Excess MSR cash flows have been coming from HLSS, what used to trade at a significantly lower equity cost of capital. I mean, what's -- I mean, what are we missing here? So -- Is NRZ -- there's too many things going on inside it that we can't really harvest or appreciate the steadiness in the cash flows coming from the MSR portfolio?

Michael Nierenberg
Chief Executive Officer, President and Director

I think what we've done over the course of the past couple of years is really try to dummy down the business. I think getting people grounded on the call right strategy is something that we do -- we try to do quarter after quarter. I'd love to get specific and tell you that we're going to able to call $3 billion a quarter or $5 billion a quarter or $10 billion a quarter, whatever that number is. We just can't do that. I think part of it is the market, where we currently are. And again, it's -- I don't want to lump my -- ourself into -- with everybody else. And our peers are, quite frankly, they're close friends. But I think this sector as a whole has taken a pretty good hit overall. The only thing we could do is continue to try to generate good quality earnings. And hopefully, that will have the stock right itself. We currently trade at roughly a 15% dividend yield. I pointed out earlier if you go back to -- in a normalized environment, whether that's at 7%, 8%, 9% or 10% dividend yield, we think that the -- our valuation is very low and very cheap. However, we've got a -- we have to continue to execute in our business. So I think -- I don't know what else to tell you about that.

Matthew Howlett
UBS Investment Bank, Research Division

No, I was -- well, obviously, if we think it's going to happen, it might take a lot, but I'm glad you guys are focused on it. And then just on the Excess MSRs, I mean, you mentioned the JPMorgan deals being hung up. I mean, pricing -- I mean, are we -- there's got to be an -- pricing has to be attractive, right, the sort of the dented stuff? I mean, are there any really buyers out there that could -- certainly, it doesn't feel like there once was, I mean, with all the servicers down. I mean, are prices still attractive? You extended some of the stuff out, it still comes out. You still can do some of the -- you match them with the IRRs like you've done on prior acquisitions?

Michael Nierenberg
Chief Executive Officer, President and Director

I think the best investments in MSRs were the early ones, obviously. While saying that I think there'll still be stuff to do, it's going to be a little bit more episodic, working closely with our servicing partners. Not everybody could service a delinquent loan. We know that Nationstar can service a delinquent loan. We know that Ocwen could service a delinquent loan. So I would say that while it will be episodic, we have very good relationships with the banks. We've been doing this a long, long time. I think we have some good credibility with the banks. And hopefully, we continue to execute on that strategy. It's just going to be a little bit more episodic than it was going back a couple of years ago.

Operator

Your next question comes from the line of Jason Weaver from Sterne Agee.

Jason Price Weaver
Sterne Agee & Leach Inc., Research Division

Most of them have been answered, but I was wondering, if you could just comment on the specific execution parameters of the servicer advance securitization?

Michael Nierenberg
Chief Executive Officer, President and Director

Sure. I mean, typically, when we do these servicer advance securitizations, our advance rates are anywhere from, call it, 91% to 93%, and our cost of funds, given -- are approximately 2.5-ish percent. As you think about that, we have a number of facilities with our bank partners. Some of the stuff that's on bank lines, we're able to actually reduce our cost of funds when we come to the public markets, at times extend terms as well, meaning the term of the financing. So the next advance deal will likely be a 92-ish percent advance rate with hopefully something in the 2.5% to 2.75% cost of funds.

Operator

This concludes our question-and-answer session. I'll turn the call back over to Michael Nierenberg, CEO.

Michael Nierenberg
Chief Executive Officer, President and Director

Well, thanks, everybody, for dialing in. We appreciate all your support, and we'll continue to do all we can to help create value for you and our shareholders. Thanks.

Operator This concludes today's conference call. You may now disconnect.